Exhibit 5.1

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601 _______	May 8, 2013	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 _______

TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Re:	Quintiles Transnational Holdings Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of 22,924,447 shares of common stock of the Company, par value $0.01 per share (the “Shares”), for issuance under the Quintiles Transnational Holdings Inc. 2003 Stock Incentive Plan (the “2003 Plan”), the Quintiles Transnational Holdings Inc. 2008 Stock Incentive Plan (the “2008 Plan”) and the Quintiles Transnational Holdings Inc. 2013 Stock Incentive Plan (the “2013 Plan” and, together with the 2003 Plan and the 2008 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined the Second Amended and Restated Articles of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, the minutes of the Board of Directors of the Company relating to each of the Plans and to the authorization and issuance of the Shares, the minutes of shareholder meetings evidencing approval of each of the Plans, and such other corporate documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. We have also received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Shares pursuant to the Plans.

Based upon the foregoing and the assumptions stated below, and in reliance thereon, it is our opinion that the Shares that are being registered pursuant to the Registration Statement have been duly authorized, and when issued and delivered against payment therefor in accordance with the Plans as described in the Registration Statement and upon either (a) the countersigning of certificates representing the Shares by a duly authorized signatory of the registrar for the

Quintiles Transnational Holdings Inc.

May 8, 2013

Company’s common stock, or (b) book entry of the Shares by the transfer agent for the Company’s common stock, will be validly issued, fully paid, and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. These opinions are limited to the laws of the State of North Carolina, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed herein do not extend to compliance with federal and state securities laws relating to the sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions are as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.